Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 19th 2021, by and between NaturalShrimp Incorporated, a Nevada corporation (the “NSI” or “Purchaser”) and F&T Water Solutions, LLC, a Florida limited liability company (“Seller” or “F&T”). The parties are referred to herein as the “Parties” and individually, a “Party.”

WHEREAS, NSI owns fifty-one percent (51%) and F&T owns forty-nine percent (49%) of the issued and outstanding common shares of Natural Aquatic Systems, Inc., a Texas corporation (“NAS”); and

WHEREAS, NSI desires to acquire from F&T and F&T desires to sell to NSI all of F&T’s shares in NAS, being 980,000 common shares (the “NAS Shares”)

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Seller agrees as follows:

ARTICLE I.
Stock Purchase

Section 1.01      Purchase and Sale. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined), F&T agrees to sell, assign, transfer, convey and deliver to NSI, and NSI agrees to purchase from F&T’s, all of the common shares owned by F&T in NAS being 980,000 common shares representing forty-nine percent (49%) of NAS shares.

Section 1.02      Purchase Price. The purchase price for the F&T Shares shall be Three Million and no/100 Dollars ($3,000,000) payable as follows:

(i)        Cash Payment in the amount of $1,000,000 (“Closing Cash Payment”);

(ii)       Common Stock of NSI (the “NSI Securities”) in the amount of $2,000,000 worth of NSI Shares at a price per share equal to the “ask” Price of a share on the close of the OTC Market on the day immediately prior to Closing subject to that certain Lock Out and Leak out Agreement executed concurrently herewith.

Section 1.03     Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place electronically at a time to be mutually agreed upon by F&T and NSI at a time and date as may be mutually agreed by F&T and NSI but in no event later than May 31, 2021. The date on which the Closing occurs is referred to herein as the “Closing Date” and the Closing shall be deemed effective as of 12:01 a.m. on the Closing Date.

Section 2. Closing Deliverables.

(a)           At the Closing, F&T shall deliver to NSI the following:

(i)      A signed copy of this Agreement;

(ii)     An Assignment of NAS Shares in the form attached as Exhibit B

(iii)    A duly authorized and signed Irrevocable Stock Transfer Power transferring the NAS Shares to NSI the form of which is attached as Exhibit C (the “Stock Transfer Power”);

(iv)    A duly endorsed original certificate for 980,000 NAS Shares

(v)      A “Lock Out and Leak-Out Agreement executed by the Class A and Class B members of F&T the form of which is attached hereto as Exhibit E

(vi)     a certificate of the Secretary (or equivalent officer) of F&T to Buyer certifying as to (A) the resolutions of the board of directors or Managers of F&T, which authorize the execution, delivery and performance of this Agreement by F&T, including all documents to be delivered pursuant to Section 2.02(a), and the other agreements, instruments and documents required to be delivered in connection with this Agreement or at the Closing (collectively and for any party, the "Transaction Documents") and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of F&T authorized to sign this Agreement and the other Transaction Documents; and

(vii)    such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required by F&T to give effect to the transactions contemplated by this Agreement.

(b)           At the Closing, Buyer shall deliver the following:

(i)        A countersigned copy of this Agreement;

(ii)       the Closing Cash Payment to F&T;

(iii)      the NSI Securities, fully paid and non-assessable delivered to TranShare Corporation for the benefit of F&T subject however to that certain Lock out and Leak Out Agreement;

(iv)       The countersigned documents as necessary or required to affect the Closing;

(v)        a certificate of the Secretary (or equivalent officer) of Buyer to F&T certifying as to (A) the resolutions of the Board of Directors of Buyer, which authorize the execution, delivery and performance of this Agreement, including all documents to be delivered pursuant to this Section 2.02(b), and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (B) the names and signatures of the officers of Buyer authorized to sign this Agreement and the other Transaction Documents; and

(vi)       such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to the transactions contemplated by this Agreement.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.01       Representations and Warranties of the F&T. F&T hereby represents and warrants that the statements contained in this Article III are true and correct as of the date hereof.

3.02       Organization and Authority of F&T; Enforceability. F&T is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby has been duly authorized by Seller’s board of directors or Manager(s). This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

3.03      No Conflicts; Consents. The execution, delivery and performance by the Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or the Purchased Assets, including without limitation, the Judgment of the US Bankruptcy Court; (which is subject to the Escrow Agreement); (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party or to which any of the NAS Shares are subject; or (d) result in the creation or imposition of any Encumbrance on the NAS Shares. Except as otherwise set forth in this Agreement, no consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

3.04      Legal Proceedings. There is no Action of any nature currently pending or, to Seller’s knowledge, threatened against or by Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

3.05      Ownership of NAS Shares. F&T is the owner and holder of the NAS Shares as recorded in the stock transfer records of NAS, are duly authorized and are free and clear of all liens, claims, restrictions as to transfer and/or Encumbrances of any form or nature;

a.
The NAS Shares have not been pledged or hypothecated in any manner and there are no debts secured by the NAS Shares;

b.
No party has the preferential right to purchase all or any part of the NAS Shares, and F&T will not be in breach of any oral or written agreement, contract or covenant by entering into this Assignment or conveying the NAS Shares to NSI.

c.
No party has the preferential right to purchase all or any part of the Shares, and Assignor will not be in breach of any oral or written agreement, contract or covenant by entering into this Assignment or conveying the NAS Shares to Assignee.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to F&T that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01       Organization and Authority of Buyer; Enforceability. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by Buyer’s Board of Directors. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02     No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03      Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

ARTICLE V
COVENANTS

Section 5.01    Transfer Taxes. Transfer, sales, use, registration, documentary, stamp, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

Section 5.02     Further Assurances. Following the Closing, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions, without additional consideration or undue delay as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the other Transaction Documents.

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING

Section 6.01    Conditions Precedent to Seller’s Obligations. The obligations of Seller at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by Seller):

(a)           Representations. All representations and warranties of Buyer contained herein shall be true and correct on the Closing Date in all material respects as if made on such date; all agreements of Buyer contained herein shall have been complied with; and Seller shall have received a certification of Buyer, dated the Closing Date, to each such effect.

(b)           Closing Deliveries. Buyer shall have executed and delivered the Transaction Documents required by Section 2.02(b).

(c)           Approval of the Board of Buyer. The board of directors of Buyer shall have approved the Agreement and the transactions contemplated hereby.

(d)         Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes it illegal or otherwise prevents the consummation of the transactions contemplated hereby shall have been issued and shall remain in effect.

Section 6.02        Conditions Precedent to the Buyer’s Obligations. The obligations of Buyer at the Closing shall be subject to the satisfaction of the following conditions precedent at Closing (each of which may be waived by the Buyer):

(a)           Representations. All representations and warranties of F&T contained herein shall be true and correct in all material respects on the Closing Date as if made on such date.

(b)           Member Approval. The Class A Members of F&T, by written consent, shall have approved this Agreement and the transactions contemplated hereby.

(c)           Judgment. F&T will have provided to Buyer such security or protection to the reasonable satisfaction of Buyer, in its sole discretion, to protect Buyer from any claims or collection actions relating to the Judgment as described in Exhibit A.

(d)           F&T Closing Deliveries. F&T shall have executed and delivered the Transaction Documents required by Section 2.02(a) including the Non-competition and Non-solicitation Agreement.

(e)           Board of Directors Approval. The Board of Directors or Managers of Seller shall have approved of the Agreement and the transactions contemplated hereby.

(f)          Actions or Proceedings. No preliminary or permanent injunction or other order by any federal or state court of competent jurisdiction that makes it illegal or otherwise prevents the consummation of the transactions contemplated hereby shall have been issued and shall remain in effect.

ARTICLE VII
INDEMNIFICATION

Section 7.01 Survival. Except as it relates to Buyer’s payment of the Purchase Price, including Buyer’s payment of the Closing Cash Payment and Buyer’s delivery of the NSI Securities, all representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing for a period ending twelve (12) months following the Closing Date (“Survival Period”). Neither Seller nor Buyer shall be liable to the other party with respect to any claim for the breach or inaccuracy of any representation or warranty pursuant to this Agreement unless written notice of a claim thereof is delivered to the other party prior to expiration of the Survival Period. Notwithstanding the foregoing, the Survival Period shall limit and apply only to a breach of warranties and representations.

Section 7.02 Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses arising from or relating to:

(a)           any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or any document to be delivered hereunder;

(b)           all Liabilities of Seller.

(c)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement or any document to be delivered hereunder; or

(d)           third party litigation for matters arising prior to Closing whether or not asserted prior to or after Closing but unrelated to any attempt to restrain the Closing.

(e)           Collection or attempt to collect the Judgment and any proceedings associated therewith.

(f)           Any claim for infringement of intellectual property transferred or assigned to Buyer hereunder

Section 7.03  Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless F&T, its affiliates and their respective stockholders, directors, officers and employees from and against all Losses, arising from or relating to:

(a)           any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or any document to be delivered hereunder; or

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement or any document to be delivered hereunder.

(c)           third party litigation for matters arising subsequent to Closing but unrelated to any attempt to cancel, undo or terminate Closing.

Section 7.04   Indemnification Procedures. Whenever any claim shall arise for indemnification within the Survival Period, the party entitled to indemnification (the “Indemnified Party”) shall promptly provide written notice of such claim (a ”Claim Notice”) to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a person or entity who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including, but not limited to, settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 7.05    Certain Limitations.

(a)           The aggregate amount of all Losses for which Seller shall be liable under this Article VII shall not exceed One Million Dollars ($1,000,000), provided however, the limitations imposed by this dollar limitation shall not apply to the Judgment defined in Exhibit A. Seller’s indemnification shall continue so long as the Judgment is extant or enforceable.

(b)           In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(c)           Buyer shall not communicate with any third-party individual or entity regarding the Judgment or any liability there under without the prior approval of Seller. Seller shall have exclusive authority to negotiate any payment due under the Judgment. Any violation of this limitation will excuse Seller’s indemnification obligations regarding the Judgment.

ARTICLE VIII, MISCELLANEOUS

Section 8.01       Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 8.02        Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given their principal office as reflected in the records of the Secretary of State of the State in which they are incorporated.

If to Seller:	Mark George Address: Phone: Email: Attention: Mark George The Liles Firm, PA Robert B. George Address: Email:
If to Buyer:	NaturalShrimp Incorporated 15150 Preston Road, Suite 300 Dallas, TX 75248Phone: Email: Attention: Gerald Easterling
with a copy to: (which shall not constitute notice)	Law Offices of W. Steven Walker Address: Phone: Email: Attention:

Section 8.03   Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04  Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 8.05   Entire Agreement. This Agreement and the documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and the documents to be delivered hereunder, the Exhibits and Schedules, the statements in the body of this Agreement will control.

Section 8.06   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.07   Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by all parties hereto.

Section 8.08   Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 8.09    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Iowa or any other jurisdiction).

Section 8.10   Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.11   Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

ARTICLE IX— DEFINITIONS

Definitions. For the purpose of this Agreement, certain capitalized terms have the meaning given to them within the provisions of this Agreement and other capitalized terms have the meaning given them in Exhibit “A” which is incorporated herein by this reference.

Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

F&T WATER SOLUTIONS, LLC
By /s/Mark George Name: Mark George Title: Managing Partner
NATURALSHRIMP INCORPORATED
By: /s/Gerald Easterling Name: Gerald Easterling Title: President

LIST OF SCHEDULES AND EXHIBITS

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Exhibit A: Definitions
■
Exhibit B: Assignment NSA Shares
■
Exhibit C: Stock Transfer Power
■
Exhibit D: Assignment of NSI Securities
■
Exhibit E: Lock Up and Leak Out Letter

EXHIBIT A

(Definitions)

“Action” means any claim, action, cause of action, demand lawsuit, formal or informal arbitration or mediation, notice of violation or potential violation, inquiry, proceeding or investigation by or before any Governmental Authority or private authority.

“Agreement” means this Stock Purchase Agreement among Buyer and Seller (including the Exhibits).

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Bankruptcy Code” means Title 11 of the United States Code.

“Claim Notice” means a notice of claim for indemnification pursuant to Section 7.04.

“Closing” has the meaning specified in Section 2.01.

‘Closing Cash Payment” has the meaning specified in Section 2.04

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consents” means those authorizations, consents, waivers, orders, approvals and clearances of Governmental Authorities and officials and other Persons which are necessary for the sale and transfer to Buyer of the Purchased Assets or the consummation of the Transactions where the approval of any other Person may be required.

“Dispute Notice” means a notice disputing the propriety or amount of a Claim Notice pursuant to Section 7.04.

“Encumbrance” means any security interest, pledge, mortgage, deed of trust, lien (including Tax liens), charge, judgment, encumbrance, adverse claim, claim arising under Section 506(c) of the Bankruptcy Code, preferential arrangement, fraudulent transfer or other avoidance claim or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership, and any lien, interest, restriction or limitation arising from or relating to personal or other property tax, sales and transaction privilege, claim of successor liability for any alleged unpaid sales or other tax, and any other lien or assessment of any Governmental Authority, whether or not allowable, recorded or contingent.

“IRS” means the Internal Revenue Service of the United States.

“Judgment” means that certain Judgment dated February 19, 2016 rendered against F&T in Adversary Proceeding No. 15-04084-rfn in the Latitude Solutions Bankruptcy in the amount of $350.125.00 plus pre-judgment interest in the amount of $5,251.87, attorneys fees in the amount of $4,070.00 and post-judgment interest at the rate of 1.5% per month.

“Latitude Solutions Bankruptcy” means the bankruptcy proceedings in In Re: Latitutde Solutions, Inc, Case No. 12-46295-rfn-11

“Liabilities” means all debts, liabilities and obligations, whether legal or equitable, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, foreseen or unforeseen, ordinary or extraordinary, patent or latent, including those arising under any Law or Action and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Loss” or “Losses” means Liabilities, claims, damages, Actions, demands, assessments, adjustments, penalties, losses, costs and expenses whatsoever (including court costs, reasonable attorneys’ fees and expenses of investigation, and environmental costs, fees or expenses for investigation, remediation or removal), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent and any and all judgments that may result from the foregoing.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity.

“Purchase Price” has the meaning specified in Section 1.04.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, minimum, alternative minimum, estimated, sales, use, equity interests, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

“Third Party Claim” means any claim by a third party that may give rise to a claim for indemnification against any Indemnifying Party.

EXHIBIT B

ASSIGNMENT OF NAS SHARES

Assignment and Transfer of Shares

This Assignment and Transfer of Shares (the “Assignment”) dated the __ day of May 2021 is by and between F&T Water Solutions, LLC, a Florida limited liability company (“Assignor”) and NaturalShrimp, Inc., a Nevada corporation (“Assignee”). The parties are collectively referred to as the “Parties” and individually, a “Party.”

Recitals

a.            Reference is made to that certain Stock Purchase Agreement dated the __ day of May, 2021 (the “SPA”) wherein Assignor is Seller and Assignee is Buyer; and

b.            The assets to be acquired by Assignee under the SPA consists of nine hundred and eighty thousand (980,000) common shares (the “Shares”) of a privately held company known as Natural Aquatic Systems, Inc., a Texas corporation (“NAS”); and

c.            In satisfaction of their agreements under the SPA, the Parties desire to enter into this Assignment.

NOW THEREFORE, for and in consideration of the mutual promises and obligations set forth herein and for the consideration recited in the SPA, the Parties, intending to be legally bound, hereby agree as follows:

1.            Assignor agrees to and does hereby bargain, sell, transfer, convey and assign to Assignee the Shares, being all of the shares issued to or held by Assignor in NAS.

2.            Assignor warrants and represents to Assignee the following

a.  Assignor is the owner and holder of the Shares as recorded in the stock transfer records of NAS and are free and clear of all liens, claims, restrictions as to transfer and/or encumbrances of any form or nature;

b.  The Shares have not been pledged or hypothecated in any manner and there are no debts secured by the Shares;

c.  No party has the preferential right to purchase all or any part of the Shares, and Assignor will not be in breach of any oral or written agreement, contract or covenant by entering into this Assignment or conveying the Shares to Assignee.

3.          The Parties understand, agree and acknowledge that the Shares are shares in a privately held company and are not registered on any stock exchange or otherwise tradable. In this respect, the transaction contemplated hereby is a private transaction falling under exemptions to registration under the securities law of the State of Texas.

4.           It is the intention of the Parties that upon completion of this transaction, NAS will be a wholly owned subsidiary of Assignee. Assignor agrees to execute such other and further documents, without additional consideration or undue delay, within two (2) business days of presentment, advisable or necessary, in the sole opinion of Assignee, to more fully affect the intentions of the Parties as set forth in paragraph 4.

5.           This Assignment shall be governed, construed and interpreted under the laws of the State of Texas without giving effect to conflicts of law provisions. Due to the unique nature of the the NAS shares, Assignee shall be entitled to specific performance as to any breach related to the shares in question, in addition to associated damages, costs and fees resulting from any breach of this Agreement. Assignor specifically agrees that venue of any dispute relating to this Agreement shall be proper before any District Court of Dallas County, Texas, or the Federal District Court of the Northern District of Texas, Dallas Division.

6.           The terms and conditions of the SPA are incorporated by this reference including without limitation additional warranties and representations by Assignor not otherwise set forth herein, if applicable.

7.         This Assignment may be executed in counterpart with each counterpart signature when taken together constituting but one single document. For the purposes of this Assignment, “pdf” or other electronic signature will be deemed am original signature.

Dated the ___ day of May 2021.

ASSIGNOR

F&T WATER SOLUTIONS, LLC

__________________________
By: Mark R. George
Title: President and Managing Partner

ASSIGNEE

NATURALSHRIMP, INC.

___________________________
By: Gerald Easterling
Title: President

EXHIBIT C

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, F&T WATER SOLUTIONS, LLC, a Florida limited liability company (“Shareholder”), hereby sells, assigns, and transfers unto NATURALSHRIMP INCORPORATED nine hundred and eighty thousand common (980,000) shares of NATURAL AQUATIC SYSTEMS, INC, a Texas corporation (the “Corporation”), represented by certificate no. 3 registered in Shareholder’s name on the books of the Corporation, and hereby irrevocably constitutes and appoints the Stock Transfer Agent or Secretary of the Corporation as attorney to make and execute all necessary acts of assignment and transfer to transfer the said stock on the books of said Corporation, with full power of substitution in the premises, hereby ratifying and confirming all that said attorney shall lawfully do by virtue hereof.

Dated May ___, 2021.

 F&T WATER SOLUTIOS, LLC
(a Florida limited liability company)

___________________________
Mark R. George
Managing Partner

STATE OF FLORIDA
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}
COUNTY OF ________
}

This instrument was acknowledged before me on the ___ day of May, 2021 by Mark George for the consideration and in the capacity set forth therein.

Notary Public in and for
the State of Florida

My Commission Expires:

________________________________

EXHIBIT D

ASSIGNMENT OF NATURALSHRIMP INCORPORATED SHARES

This Assignment of Shares (the “Assignment”) dated the 19 day of May 2021 is by and between F&T Water Solutions, LLC, a Florida limited liability company (“F&T”) and NaturalShrimp, Inc., a Nevada corporation (“NSI”). The parties are collectively referred to as the “Parties” and individually, a “Party.”

Recitals
a.            Reference is made to that certain Stock Purchase Agreement dated the __ day of May 2021 (the “SPA”) wherein NSI, as part of the consideration for the acquisition, has agreed to assign and deliver to TranShare Corporation for the benefit of F&T, common shares of NSI equal to Two Million Dollars ($2,000,000) at a price equal to the “asking price” of a common share of NSI stock determined as of the close of the market on the preceding day (the “NSI Shares”); and

b.            In satisfaction of their agreements under the SPA, the Parties desire to enter into this Assignment.

NOW THEREFORE, for and in consideration of the mutual promises and obligations set forth herein and for the consideration recited in the SPA, the Parties, intending to be legally bound, hereby agree as follows:

1.            At closing of the transaction contemplated by the SPA, NSI agrees to bargain, sell, transfer, convey and assign to Assignee the NSI Shares, fully paid, non-assessable and subject only to those restrictions set forth in that certain Leak-Out Leak Out Agreement executed concurrently herewith.

2.            NSI warrants and represents to F&T, the following:

a.
NSI is the owner and holder of the NSI Shares as recorded in the stock transfer records of NSI and are free and clear of all liens, claims and encumbrances and has authorized and registered sufficient NSI Shares to fulfill its obligation hereunder;

b.
The NSI Shares that are subject to this Assignment have not been pledged or hypothecated in any manner and there are no debts secured by the NSI Shares;

c.
No party has the preferential right to purchase all or any part of the NSI Shares, and Assignor will not be in breach of any oral or written agreement, contract or covenant by entering into this Assignment or conveying the NSI Shares to F&T.

3.           The Parties understand, agree and acknowledge that the NSI Shares are shares in a publicly held company and are currently registered on the OTC Exchange (the “Exchange”) under the symbol “SHMP” the assignment and transfer of which are subject to the regulations of the Exchange, the rules and regulations of the Securities and Exchange Commission and the Lock-Out and Leak Out Agreement.

4.           The Parties agree to execute such other and further documents, without additional consideration or undue delay, advisable or necessary, in the sole opinion of F&T or NSI, as the case may be, to more fully affect the intentions of the Parties as set forth in paragraph 4, including, without limitation, such stock powers, forms or other documents necessary or as may be required by TranShare Corporation, the stock transfer agent for NSI.

5.           This Assignment shall be governed, construed and interpreted under the laws of the State of Texas without giving effect to conflicts of law provisions.

6.          The terms and conditions of the SPA are incorporated by this reference including without limitation additional warranties and representations by the Parties not otherwise set forth herein, if applicable.

7.         This Assignment may be executed in counterpart with each counterpart signature when taken together constituting but one single document. For the purposes of this Assignment, “pdf” or other electronic signature will be deemed am original signature.

Dated the 19 day of May 2021.

ASSIGNEE

F&T WATER SOLUTIONS, LLC

__________________________
By: Mark R. George
Title: President and Managing Partner

ASSIGNOR

NATURALSHRIMP, INC.

___________________________
By: Gerald Easterling
Title: President

EXHIBIT E

LOCK-OUT AND LEAK-OUT AGREEMENT

THIS Lock-Out and Leak-out Agreement (this “Agreement”), made as of this ___ day of May, 2021 (the “Effective Date”), by and among the individuals and entities who have signed a form of page 7 of this Agreement below (each a “Signature Page”, each signatory a “Shareholder” and collectively, the “Shareholders”) and NaturalShrimp, Incorporated, a Nevada corporation (“NSI” or the “Company”).

W I T N E S S E TH:

WHEREAS, each Shareholder has been allocated and holds that number of shares of the Company’s common stock as are set forth next to his, her or its signature on the Signature Page pursuant to the Stock Purchase Agreement (the “SPA”) between F&T Water Solutions, LLC and the Company (the “Shares”).

WHEREAS, the parties hereto desire to enter into this Agreement upon the terms and conditions contained hereinafter set forth conditions pursuant to which the Shareholder may transfer and sell all or a part of the Shares.

WHEREAS, the parties agree that this Agreement shall govern the transfer and/or sale of all Shares of the Company acquired by the Shareholders pursuant to the SPA and they agree to be bound by the terms and conditions set forth herein;

WHEREAS, the parties agree that the terms and conditions set forth herein shall not apply to any shares or interests in the Company owned by the Shareholders that were acquired in a manner not directly or indirectly related to the SPA between F&T Water Solutions, LLC and the Company (the “Non-SPA Shares”) provided however that F&T will provide notice of any such intended sale of any Non-SPA Shares to NSI prior to the sale of such Non-SPA Shares.

NOW, THEREFORE, in consideration of the mutual premises set forth herein, $10 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Shareholder, the parties hereto hereby agree as follows.

1.
Trading Period. Each Shareholder hereby agrees that:

1.1
No Shares shall be sold or subject to any transfer for six (6) months from the Closing Date, May __, 2021 (the “Lock-Up Period). Upon the expiration of the Lock-Up Period, each Shareholder may sell, as set forth herein, up to one-sixth (1/6) of their Shares (the “Leak-Out Restriction”) every thirty (30) day period occurring thereafter for the next six (6) months (the “Leak-Out Period”). After one year from the Closing Date, there shall be no further restrictions regarding the sale and/or transfer of the Shares.

1.2
During the Leak-Out Period:

(1) Shareholder will not sell any Shares in the first or last 30 minutes of any trading day.

(2) Shareholder will trade the Shares in multiple trades and not have the allocated monthly volume be placed as a single order placed on a trading desk as block trade in the last hour and 30 minutes of the trading day. The individual trading will be done on a “dripped procedure” relative to the daily trading volume. An exemption to this requirement will be if a trade is placed early in the day and the volume “vanishes” at the end of the trading day.

The obligations and restrictions of the Shareholder as set forth in Sections 1.1 and 1.2 are defined as the “Trading Restrictions”.

1.3
“Transfer” means the direct or indirect, offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise. This includes private transfers to any beneficial owner. For the sake of clarity, and without limiting any other provision of this Agreement, the Shareholder agrees and confirms that a distribution of any Shares to such Shareholder’s security holders, shareholders, members, or other owners, directly or indirectly, and by the operation of law or otherwise, shall be deemed a Transfer hereunder, and shall be prohibited by the terms of this Agreement. Notwithstanding and without waiving the above limitations, the Company agrees and acknowledges that the transfer and or initial distribution of the Shares to F&T Water Solutions, LLC members through instructions to the Company’s transfer agent shall not violate this provision under the Agreement. Additionally, private transfers from the Shareholders to their members or shareholders within thirty (30) days of this Agreement shall not violate this provision as long as such recipients agree and acknowledge to be bound by the terms, conditions and limitations set forth herein.

1.4
Any attempted Transfer of Shares by any Shareholder which is not in compliance with this Agreement or which is in violation of the terms of this Agreement shall be void ab initio.

2.
Representations and Warranties of Each Shareholder. Each Shareholder individually, and not jointly or severally, represents, warrants and agrees that:

2.1.            The Shareholder is the sole record and beneficial owner of the Shares and has good and marketable title to all of the Shares. Shareholder has sole managerial and dispositive authority with respect to the Shares and has not granted any person a proxy or option to buy the Shares that has not expired or been validly withdrawn.

2.2.           The Shares and any certificate evidencing such Shares and/or any book-entry notation representing the Shares, may, at the request of the Company, be stamped or otherwise imprinted or noted with a conspicuous legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED AND SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AND LEAK OUT AGREEMENT) BETWEEN CERTAIN SHAREHOLDERS OF THE COMPANY, INCLUDING THE HOLDER, AND THE COMPANY, DATED AS OF MAY __, 2021. A COPY OF THE LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

2.3            Beginning on November 5, 2021, and each month thereafter for a period of six (6) months the Shareholders of F&T Water Solutions, LLC shall have Shares released to it by the Company through the Transfer Agent in an amount equal to one-sixth (1/6) of the total Shares delivered by the Company to F&T Water Solutions, LLC pursuant to the asset purchase. The Company shall provide the Transfer Agent the necessary approval so that the Shares can be released pursuant to the schedule set forth herein.

3.           Right to Reject Dispositions. In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement and (ii) to imprint on any certificate representing Shares beneficially owned by a Shareholder (or any book-entry relating to such Shares) with a legend describing the restrictions contained herein.

4.           Power and Authority. Each party hereto respectively represents and warrants that such party has full power and authority to enter into this Agreement and that, upon request of the Company, each Shareholder will execute any additional documents necessary in connection with the enforcement hereof.

5.           No Assignment; Binding Nature. No party may assign this Agreement in whole or in part, without the written consent of the other parties. This Agreement shall be binding upon the parties and their respective successors and permitted assigns.

6.           Inspection of Records. On the first of each month all Shareholders shall produce their prior month’s trading records of NSI Shares subject to this Agreement for inspection for all brokerage accounts. Failure to timely produce such trading records shall be a violation of this Trading Agreement and the Company may in its sole discretion cause the transfer agent to suspend further transfers and the Company may seek injunctive relief to stop sales of any shares held in a trading account.

7.           To the extent that a member of F&T Water Solutions, LLC is a limited liability company and receivers Shares pursuant to the SPA, the manager of such limited liability company will ensure compliance with this Agreement from each of its members who is entitled to receive a portion of the Shares prior to distribution of any Shares to such members.

8.
Miscellaneous.

8.1
Severability of Invalid Provision. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.2
Entire Agreement of the Parties. The Agreement constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith. No covenant, representations, or conditions, which are not expressed in the Agreement shall affect, or be effective to interpret, change, or restrict, the express provisions of this Agreement.

8.3
Further Assurances. All parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement.

8.4
Specific Performance. The parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled. The Shareholder therefore agrees that, in the event of any such breach or threatened breach of this Agreement or the terms and conditions hereof by the Shareholder, the Company shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

8.5
Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS PROVISIONS THEREOF AND SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. Any judicial proceeding brought by or any party regarding any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Texas, or in the United States District Court for the State of Texas and, by execution and delivery of this Agreement, each party hereby submits to the jurisdiction of such courts.

8.6
Construction. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Agreement shall mean United States dollars; (x) reference to a particular statute, regulation or law means such statute, regulation or law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement.

8.7
Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (email) or downloaded from a website or data room (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re-execute the original form of this Agreement and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

IN WITNESS WHEREOF, parties have caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth above.

THE COMPANY: NATURALSHRIMP INCORPORATED By: Its: President
Printed Name: Gerald Easterling
F&T WATER SOLUTIONS, LLC
_______________________________ Its: Managing Partner Printed Name: Mark George